Exibit 4.3

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE WARRANTS UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

A4S SECURITY, INC.

BRIDGE WARRANT

Warrant to Purchase Shares of
Common Stock

        This certifies that pursuant to the terms of this Common Stock Warrant (this “Bridge Warrant”), for value received, A4S Security, Inc., a Colorado corporation (the “Company”), hereby grants to [NAME] (the “Holder”), or its registered assigns, the right to purchase from the Company during the Exercise Period specified in Section 1 below, up to [x,xxx] shares of the Company’s common stock (“Common Stock”) at an Exercise Price of $6.00 per share (the “Exercise Price”). All capitalized terms not defined herein shall have the meanings given to them in the Financing Terms Agreement dated April 12, 2005 pursuant to which the Holder acquired this Bridge Warrant.

    1.        Exercise of Warrant.

1.1 Exercise Period.

1.2        Except as restricted as set forth in Section 1.3 below, Holder may exercise this Bridge Warrant, in whole or in part, at any time and from time to time commencing October 21, 2005 and prior to 5:00 p.m. (central standard time) on July 18, 2010 (the “Expiration Date”);

1.3 Procedure for Exercising Bridge Warrant.

(a) This Bridge Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

    (i)         A completed Exercise Agreement, in substantially the form set forth in Exhibit A hereto and as described in Section 1.4 below, executed by the person exercising all or part of the purchase rights represented by this Bridge Warrant (the “Purchaser”);

(ii) This Bridge Warrant;

    (iii)         If this Bridge Warrant is not registered in the name of the Purchaser, an Assignment in the form set forth in Exhibit B, evidencing the assignment of this Bridge Warrant to the Purchaser and the consent of the Company thereto; and

(iv) A check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

    (v)         In the case of a “Conversion Right” pursuant to Section 2.3 herein, the “Exercise Date” shall be the date the Company receives the notice of conversion or the date specified by Holder in the notice of conversion.

    (b)               Certificates representing shares of Common Stock purchased upon exercise of this Bridge Warrant will be delivered by the Company to the Purchaser within 10 days after the Exercise Date. Unless this Bridge Warrant has expired or all of the purchase rights represented hereby have been exercised, Company will prepare a new Bridge Warrant, substantially identical hereto, representing the rights formerly represented by this Bridge Warrant which have not expired or been exercised. The Company will deliver such new Bridge Warrant to the person designated to receive it in the Exercise Agreement.

    (c)               The Common Stock issuable upon the exercise of this Bridge Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

    (d)               The issuance of certificates for shares of Common Stock upon exercise of this Bridge Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares.

    1.4        Exercise Agreement. The Exercise Agreement will be substantially in the form set forth in Exhibit A hereto, except that if the shares of Common Stock are not to be issued in the name of the Holder, the Exercise Agreement will also state the name of the person to whom the certificates representing the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the person to whom a new Bridge Warrant for the unexercised portion of the rights hereunder is to be delivered.

1.5 Fractional Shares. The Company is not required to issue any fraction of a share of Common Stock upon exercise of this Bridge Warrant.

    1.6        Securities Acts Compliance. As a condition to its delivery of the certificates representing the Common Stock, the Company may require the Purchaser to deliver to the Company, in writing, representations regarding the Purchaser’s sophistication, accredited investor status (as defined in Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission), investment intent, acquisition for his, her or its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering, and Company may place conspicuously upon each certificate representing the Common Stock a legend restricting the assignment, transfer or other disposition of the shares of Common Stock, unless such shares have been registered or qualified under the Act and applicable blue sky laws or there has been delivered to the Company an opinion of counsel, satisfactory to the Company, to the effect that such registration and qualification is not required.

    2.        Adjustment in Shares of Common Stock and Exercise Price. The number of shares of Common Stock purchasable upon the exercise of this Bridge Warrant and the Exercise Price per share are subject to adjustment from time to time as provided in this Section 2; provided, however, that the Exercise Price per share will not be less than $.01 per share.

    2.1        Subdivision or Combination of Shares. If the Company at any time subdivides its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combines its outstanding shares of Common Stock into a lesser number of shares, the number of shares issuable upon exercise of this Bridge Warrant will be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Bridge Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price will be correspondingly adjusted to such amount as will, when multiplied by the number of shares issuable upon full exercise of this Bridge Warrant (as increased or decreased to reflect each subdivision or combination of outstanding shares of Common Stock, as the case may be), equal the product of the Exercise Price in effect immediately prior to such subdivision or combination multiplied by the number of shares issuable upon exercise of this Bridge Warrant immediately prior to such subdivision or combination.

    2.2               Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company’s assets to another corporation, is effected after the date hereof in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the Holder will thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Bridge Warrant and in lieu of the shares immediately theretofore purchasable and receivable upon the exercise of this Bridge Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Bridge Warrant, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder to the end that the provisions of this Bridge Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares issuable upon the exercise of this Bridge Warrant) will thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Bridge Warrant. The Company will not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

    2.3        Conversion Right. The Holder shall have the right (the “Conversion Right”) to convert this Warrant into shares of the Company’s Common Stock as provided in this Section 2.3 if, but only if, at any time after April 18, 2006 and prior to the Expiration Date, there is no effective registration statement (including a current prospectus) registering the issuance or resale of the Common Stock issued or issuable upon exercise of this Bridge Warrant.

    (a)               Upon exercise of the Conversion Right with respect to a particular number of shares of Common Stock (the “Conversion Shares”), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Conversion Shares by the Current Market Price (as hereinafter defined) of a single Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The “Net Value” of the Conversion Shares shall be determined by subtracting the Exercise Price of one share from the Current Market Price of one share and multiplying the remainder by the number of Bridge Warrants being converted. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder the net amount in cash equal to the Current Market Price of the resulting fractional share.

    (b)               The Conversion Right may be exercised by the Holder by the surrender of the Bridge Warrant at the principal office of the Company or at the office of the Company’s transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares of Common Stock subject to the Bridge Warrant which are being surrendered (referred to above as the Conversion Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of a facsimile copy of the Exercise Agreement (provided that the original of such Exercise Agreement, together with the original of the Bridge Warrant is received by the Company within three (3) business days following the date on which the facsimile copy is received), or on such later date as is specified in the Exercise Agreement (the “Conversion Date”), but not later than the Expiration Date. Certificates for the shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional amount and, in the case of a partial exercise a new Bridge Warrant evidencing the Common Stock remaining subject to the Bridge Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven days following the Conversion Date.

(c) The “Current Market Price” shall be determined as follows:

    (i)        If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc. (“Nasdaq”), the current value shall be the 4:00 p.m. New York Time closing reported sale price of that security on such exchange or system as reported on the Bloomberg system for the ten trading days ending on the trading day immediately preceding the day for which the current market price is to be determined or, if no such sales are made on such days, the average of the highest closing bid and lowest asked price for such days on such exchange or system; or

    (ii)         If the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Value shall be the average of the last reported 4:00 PM New York Time closing bid price for such ten trading days quoted on the Nasdaq Electronic Bulletin Board (or any successor thereto), or, if not so quoted, then by the National Quotation Bureau, Inc. for such ten trading days; or

    (iii)         If the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined in such reasonable manner as may be prescribed in good faith from time to time by the Board of Directors of the Company.

2.4 Bridge Warrants Not Callable. The Bridge Warrants are not callable.

    2.5        Notice to Holder of Adjustment.   Whenever the number of shares purchasable upon exercise of this Bridge Warrant or the Exercise Price is adjusted as herein provided, the Company will cause to be mailed to the Holder notice setting forth the adjusted number of shares purchasable upon the exercise of the Bridge Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

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    3.        Prior Notice as to Certain Events. In the event the Company pays any dividend payable in cash or stock upon its Common Stock or makes any distribution to the holders of its Common Stock, then the Company will give prior written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of Company, of the date on which (i) the books of Company will close or a record taken for such dividend or distribution. Such notice will also specify the date as of which the holders of the Common Stock of record will participate in said dividend or distribution. Such written notice will be given not less than 20 days prior to the record date in respect thereto. Notwithstanding the rights established in Section 3, the Bridge Warrants are subject to restrictions on exercise as set forth in Section 1.3.

    4.        Reservation of Common Stock. Not later than the date hereof, the Company will have authorized Common Stock in an amount sufficient to permit the exercise in full of this Bridge Warrant. At all times from and after such date, the Company will reserve and keep available for issuance upon the exercise of Bridge Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit such exercise. Upon issuance, in accordance with the terms of this Bridge Warrant, such shares of Common Stock will be validly issued, fully paid and nonassessable.

    5.        No Voting Rights; Limitations of Liability. This Bridge Warrant does not confer upon the holder hereof any voting rights or other rights as a stockholder of the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Bridge Warrant. No provision of this Bridge Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Bridge Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock purchasable by exercise hereof or as a stockholder of Company.

    6.        Restrictions on Transfer of Bridge Warrant.

       (a)        This Bridge Warrant and the Holder’s rights hereunder may not be transferred, assigned or subjected to a pledge or security interest without the prior written consent of the Company and unless transferred by surrender of this Bridge Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at the principal office of the Company. If the Company determines that the proposed assignment is permitted pursuant to the provisions hereof and the requirements of applicable securities law, the Company will register the assignment of this Bridge Warrant in accordance with the information contained in the Assignment and will, without charge, execute and deliver a new Bridge Warrant or Bridge Warrants in the name of the assignee or assignees named in such assignment instrument and this Bridge Warrant will promptly be cancelled. Conditions to the transfer of this Bridge Warrant or any portion thereof will be that (i) the Holder must deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer will not be in violation of the Act or of any applicable state law and that (ii) the proposed transferee deliver to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions of this Bridge Warrant, including compliance with Section 1.6 of this Bridge Warrant. The date the Company initially issues this Bridge Warrant will be deemed to be the “Date of Issuance” of this Bridge Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Bridge Warrant are issued.

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       (b)        The Holder acknowledges that this Bridge Warrant has not been registered under the Act, and, except in the limited instance described in Section 6(a) above, agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Bridge Warrant or any Common Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Bridge Warrant or such Common Stock under the Act, or (ii) an opinion of counsel for Company to the effect that such registration is not, under the circumstances, required.

    7.        Registration Rights. The Company will include the resale of the shares underlying the Bridge Warrants (the “Bridge Warrants Shares”) in a registration statement subject to a six-month lock-up from the closing of the Company’s initial public offering which closed on July 21, 2005 on the sale of such shares by the Holder. In the event that during the period starting on January 21, 2006 and ending on April 18, 2007 the Bridge Warrants Shares (including shares that could be received pursuant to a cashless exercise of the Bridge Warrants) may not be sold pursuant to: (a) an effective registration statement with a current prospectus available, or (b) Rule 144 under the Securities Act of 1933, the Holder shall be paid a cash fee of 2% of the original principal amount of Bridge Note used to calculate the number of shares of Common Stock issuable upon exercise of this Bridge Warrant for each period of up to ten days that such sales may not be effected.

    8.        Miscellaneous.

    8.1        Waiver. No delay or failure of the Holder in exercising any right, power, privilege or remedy under this Bridge Warrant will affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor will any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy.

    8.2        Notices. All notices, requests and consents hereunder must be in writing. Notices, requests and consents to the Company will be effectively given and delivered when (a) sent by facsimile to the Company at (970) 461-0717 or (b) mailed by first class mail, postage prepaid, to the Company at its offices at 489 N. Denver Avenue, Loveland, CO 80537. Notices, requests, and consents to the Holder will be effectively given and delivered when sent by facsimile or mailed by first class mail, postage prepaid, or sent by overnight courier, to the Holder at the facsimile number or address of the Holder appearing on the books and records of the Company. Either party by notice to the other may from time to time change the facsimile number or address for any such notice, request, or consent.

    8.3        Governing Law; Venue. This Bridge Warrant and all rights and obligations hereunder, including matters of construction, validity, and performance, will be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without regard to the choice or conflicts of laws rules of such state. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement will be in any federal or state court in the State of Colorado having subject matter jurisdiction.

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    8.4        Successors. This Bridge Warrant will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Bridge Warrant may not be assigned without the prior written consent of the Company as set forth in Section 6.

    8.5        Headings and Exhibits. The headings used in this Bridge Warrant are for convenience only and will not constitute a part of this Bridge Warrant. All of the exhibits attached hereto are incorporated herein and made a part of this Bridge Warrant by reference thereto.

        IN WITNESS WHEREOF, this Bridge Warrant has been executed and delivered by a duly authorized representative of the Company to be effective as of July 18, 2005.

A4S Security, Inc.

By:______________________________

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EXHIBIT A

Exercise Agreement

To: A4S Security, Inc.	Dated: ___________________

        The undersigned, pursuant to the provisions set forth in the within Bridge Warrant, hereby agrees to subscribe for and purchase _____________________________________ shares of the Common Stock covered by such Bridge Warrant and makes payment herewith in full for such Common Stock at the price per share provided by such Bridge Warrant.

        The undersigned requests that a certificate for the shares of Common Stock be issued as follows:

Name:	___________________________________________
Address:	___________________________________________ ___________________________________________ ___________________________________________

and, if said number of shares is not all the shares of Common Stock purchasable hereunder, that a new Bridge Warrant for the balance of the remaining shares of Common Stock purchasable under the within Bridge Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Name:	___________________________________________
Address:	___________________________________________ ___________________________________________ ___________________________________________

Dated: ______________________
HOLDER:

Signature: ___________________________________________

EXHIBIT B

Assignment

        To be executed by the registered Holder to request a permitted transfer of the attached Bridge Warrant.

FOR VALUE RECEIVED

________________________________________ ("Assignor")

hereby sells, assigns and transfers unto

________________________________________("Assignee")
(Name)

________________________________________
(Address)

________________________________________

the right to purchase shares of Common Stock of A4S SECURITY, INC. evidenced by the attached Bridge Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint _________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date:_______________	Assignor ____________________________ By __________________________________ Its __________________________________ Signature: ____________________________

APPROVED: Date: _______________	A4S SECURITY, INC. By _________________________________ Its _________________________________ Signature ____________________________